EXHIBIT 21

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            SIGNIFICANT SUBSIDIARIES


                                                                    Ownership                State of
                           Name                                         %                  Incorporation
------------------------------------------------------------    ------------------      --------------------
Public Service Electric and Gas Company.....................           100                  New Jersey
Enterprise Diversified Holdings Incorporated................           100                  New Jersey


     The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.